UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2008

APPLE REIT EIGHT, INC.

(Exact name of registrant as specified in its charter)

Virginia	000-53175	20-8268625
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

814 East Main Street, Richmond, VA	23219
(Address of principal executive offices)	(Zip Code)

(804) 344-8121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Apple REIT Eight, Inc. (which is referred to below as the “Company” or as “we,” “us” or “our”) is filing this report in accordance with Item 2.01 and Item 9.01 of Form 8-K.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On August 20, 2008, through one of our indirect wholly-owned subsidiaries, we closed on the purchase of a hotel located in Overland Park, Kansas. The hotel acquired by our purchasing subsidiary is a Fairfield Inn® containing 110 guest rooms. The purchase price for the hotel was $12.1 million. As a result of the closing all six closings have occurred under two purchase contracts with affiliated sellers, executed on December 27, 2007. The seller has no material relationship with us or our subsidiaries, other than through the purchase contract and other related contract.

The purchase price was funded by the Company’s cash on hand.

Additional information regarding the purchase contracts, the hotel listed above and the other five hotels is set forth in our Form 8-K dated December 27, 2007 and filed with the Securities and Exchange Commission on December 27, 2007, which is incorporated herein by reference.

All brand and trade names, logos or trademarks contained, or referred to, in this Form 8-K are the properties of their respective owners.

Item 9.01.	Financial Statements and Exhibits.

a. Financial statements of businesses acquired.

We have previously included financial statements regarding the entire group of hotels in a Form 8-K/A (amendment no. 1 to current report on Form 8-K originally filed on March 10, 2008) filed with the Securities and Exchange Commission on March 28, 2008, which is incorporated herein by reference.

b. Pro forma financial information.

See (a) immediately above. We have previously included pro forma financial information regarding the entire group of hotels in a Form 8-K/A (amendment no. 1 to current report on Form 8-K originally filed on March 10, 2008) filed with the Securities and Exchange Commission on March 28, 2008, which is incorporated herein by reference.

c. Shell company transaction.

Not Applicable

d. Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Apple REIT Eight, Inc.

By:	/s/ Glade M. Knight
Glade M. Knight, Chief Executive Officer

August 22, 2008